CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of CleanSpark, Inc. (the “Company”) on Form 10-K/A for the year ended September 30, 2017 filed with the Securities and Exchange Commission (the “Report”), I, S. Matthew Schultz, Chief Executive Officer and I, Zachary Bradford, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ S. Matthew Schultz
Name:	S. Matthew Schultz
Title:	Principal Executive Officer and Director
Date:	April 5, 2018
By:	/s/ Zachary Bradford
Name:	S. Matthew Schultz
Title:	Principal Financial Officer, Principal Accounting Officer and Director
Date:	April 5, 2018

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.